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                                                       Financial Statement 2A

                        NEW ENGLAND ELECTRIC SYSTEM
                           (Parent Company Only)
                            Statement of Income
                     Twelve Months Ended June 30, 1997
                                (Unaudited)
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                                                               (In Thousands)
Equity in earnings of subsidiaries                                  $212,844
Interest income - subsidiaries                                           754
                                                                    --------
      Total income from subsidiaries                                 213,598
Other income                                                             104
                                                                   ---------
      Total income                                                   213,702

Corporate and fiscal expenses (includes $1,764,000 for cost
 of services billed by an affiliated company)                          7,065
Federal income tax benefit                                             (434)
                                                                   ---------
      Income before interest                                         207,071
Interest                                                                 305
                                                                   ---------

      Net income                                                   $ 206,766
                                                                   =========



                      Statement of Retained Earnings


Retained earnings at beginning of period                           $ 851,389
Net income                                                           206,766
Dividends declared on common shares                                (153,329)
                                                                   ---------
Retained earnings at end of period                                 $ 904,826
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